Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Paul J. Plante
President and Chief Executive Officer (813) 854-2000 pplante@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS FOURTH QUARTER AND YEAR-END 2003 RESULTS

Tampa, Florida, March 11, 2004 — Reptron Electronics, Inc. (OTCBB: REPTQ), an electronics manufacturing services company, today reported financial results for its fourth-quarter and fiscal year ended December 31, 2003. As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2003 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 4, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs.

Reptron recorded fourth quarter 2003 net sales from continuing operations of $36.9 million, an 8.8% decline from the same period a year ago. The Company incurred a pro forma fourth quarter 2003 loss from continuing operations totaling $436,000, or $0.07 per fully diluted share, prior to certain charges associated with goodwill impairment, reorganization costs and inventory write-downs. This compares to a $2.0 million loss from continuing operations, or $0.31 per fully diluted share, in the same period a year ago. During the fourth quarter of 2003, the Company recorded charges associated with goodwill impairment, reorganization costs and inventory write-downs totaling $12.6 million resulting in a fourth quarter 2003 net loss from continuing operations inclusive of these charges of $13.0 million, or $2.03 per fully diluted share. Reptron generated $4.6 million in cash from operations in the fourth quarter, 2003 which was used primarily to further reduce debt.

For the twelve months ended December 31, 2003, net sales from continuing operations totaled $150.1 million, a 9.1% decrease from the 2002 fiscal year. The Company recorded a pro forma loss from continuing operations in the 2003 fiscal year totaling $4.2 million, or $0.65 per fully diluted share, prior to the charges associated with goodwill impairment, reorganization costs and inventory write-downs. This compares to a $12.1 million pro forma loss from continuing operations, or $1.88 per fully diluted share, during the 2002 fiscal year. Reptron recorded a loss from continuing operations in the 2003 fiscal year totaling $16.7 million, or $2.61 per fully diluted share, including the effect of the previously mentioned charges.

Reptron also incurred a net loss from discontinued operations totaling $24.3 million, or $3.79 per fully diluted share, during the 2003 fiscal year compared to a net loss from discontinued operations of $14.1 million, or $2.20 per fully diluted share in the 2002 fiscal year. The 2003 loss from discontinued operations includes the effect of the impairment of long lived assets and goodwill and increases in inventory reserves, which non-cash charges totaled $16.1 million. Reptron generated $13.9 million in cash from operations during the 2003 fiscal year.

“Reptron Electronics has experienced a significant transformation during 2003,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. Plante continued, “The Company entered 2003 with several divisions, each impacted by tough industry conditions. We exit the year with a single focus as an electronic manufacturing services provider encouraged by signs of an improving economy. Reptron will have strengthened its balance sheet by reducing debt by approximately $75 million through divestitures, reorganization and improvements in our cash conversion cycle”.

Plante concluded, “I am humbled by the support we have received during this transformation period. We are committed to maximizing future growth opportunities for the benefit of all who have provided Reptron this support”.

Reptron Electronics, Inc. has scheduled a conference call for 9:00 a.m. (EST), March 11, 2004 to discuss the company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-857-6929, or 1-719-457-2600 for international callers and entering pass code 518431. This call is being web cast and can be accessed at the company’s website at www.reptron.com where it will be archived through April 9, 2004. A telephone replay of the call will be available through April 9, 2004 by dialing 1-888-203-1112 from the U.S., or 1-719-457-0820 from international locations and entering pass code 518431.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Completion of bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended December 31,
	2003	2002
Net sales	$36,899	$40,438
Cost of sales[1]	32,970	35,913

Gross profit	3,929	4,525
Selling, general and administrative expenses[2]	12,116	5,493

Operating loss	(8,187)	(968)
Interest expense, net[3]	701	1,012
Reorganization costs	4,105	—

Loss from continuing operations before income taxes	(12,993)	(1,980)
Income tax provision (benefit)	—	—

Loss from continuing operations	(12,993)	(1,980)
Discontinued operations:
Loss from operations of discontinued divisions	(2,385)	(7,663)
Income tax benefit	—	—

Loss from discontinued operations	(2,385)	(7,663)

Net loss	$(15,378)	$(9,643)

Net loss from continuing operations per common share—diluted	$(2.03)	$(0.31)
Net loss from discontinued operations per common share—diluted	$(0.37)	$(1.19)

Net loss per common share—diluted	$(2.40)	$(1.50)

Weighted average common shares outstanding—diluted	6,417,196	6,417,196

(1)	Includes an inventory write-down of approximately $0.7 million in 2003 for inventory associated with lost customer programs

(2)	Includes goodwill impairment of approximately $7.8 million in 2003. Includes all common or shared expenses of which no allocation has been made to the discontinued operations.

(3)	Includes $0.4 million of interest accrued but unpaid on the Company’s Convertible Notes in 2003 which will be settled according to the Plan of Reorganization. The Company filed a voluntary, pre-negotiated Chapter 11 petition on October 28, 2003 to facilitate a restructure of these notes.

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Twelve months ended December 31,
	2003	2002
Net sales	$150,067	$165,101
Cost of sales[1]	131,135	148,005

Gross profit	18,932	17,096
Selling, general and administrative expenses[2]	26,128	23,411

Operating loss	(7,196)	(6,315)
Interest expense, net[3]	5,433	5,804
Reorganization costs	4,105	—

Loss from continuing operations before income taxes	(16,734)	(12,119)
Income tax provision (benefit)	—	—

Loss from continuing operations	(16,734)	(12,119)

Discontinued operations:
Loss from operations of discontinued divisions[4]	(24,348)	(14,088)
Income tax benefit	—	—

Loss from discontinued operations	(24,348)	(14,088)

Net loss	$(41,082)	$(26,207)

Net loss from continuing operations per common share—diluted	$(2.61)	$(1.88)
Net loss from discontinued operations per common share—diluted	$(3.79)	$(2.20)

Net loss per common share—diluted	$(6.40)	$(4.08)

Weighted average common shares outstanding—diluted	6,417,196	6,416,319

(1)	Includes inventory write-down of approximately $0.7 million in 2003 for inventory associated with lost customer programs.

(2)	Includes goodwill impairment of approximately $7.8 million in 2003. Includes all common or shared expenses of which no allocation has been made to the discontinued operations.

(3)	Includes $4.3 million of interest accrued but unpaid on the Company’s Convertible Notes in 2003 which will be settled according to the Plan of Reorganization. The Company filed a voluntary, pre-negotiated Chapter 11 petition on October 28, 2003 to facilitate a restructure of these notes.

(4)	Non-cash charges included in the loss from discontinued operations totaled $16.1 million in 2003.

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	Dec 31, 2003	Dec 31, 2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$311	$370
Restricted cash	2,640	—
Accounts receivable—trade, net	12,974	32,288
Inventories, net	19,546	26,147
Assets held for sale	—	39,142
Prepaid expenses and other	3,516	1,738

Total current assets	38,987	99,685

PROPERTY, PLANT & EQUIPMENT—AT COST, NET	20,098	23,292
GOODWILL, NET	18,970	30,073
DEFERRED INCOME TAX	2,449	2,449
OTHER ASSETS	719	1,475

TOTAL ASSETS	$81,223	$156,974

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable—trade	$15,167	$19,045
Note payable to bank	6,214	33,606
Current portion of long-term obligations	437	1,080
Liabilities held for sale	—	8,670
Accrued expenses	7,333	8,138
Liabilities subject to compromise	83,456	—

Total current liabilities	112,607	70,539

LONG-TERM OBLIGATIONS, less current portion	3,670	80,407

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Stock—authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock—authorized 50,000,000 shares of $.01 par value; issued and outstanding, 6,417,196 and 6,417,196 shares, respectively	64	64
Additional paid-in capital	23,146	23,146
Accumulated deficit	(58,264)	(17,182)

TOTAL SHAREHOLDERS EQUITY (DEFICIT)	(35,054)	6,028

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT)	$81,223	$156,974